                                                              Exhibit 4(c)(iv).1


EuroTel
================================================================================
Guideline No.:  S 002
Version:        5.0
Issued:         July 1, 2000
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.


                 REMUNERATION OF EMPLOYEES OF EUROTEL BRATISLAVA
                 -----------------------------------------------


Contents:


             I. Introduction
             II. Monetary Forms of Remuneration
             III. Non-Monetary Forms of Remuneration
             IV. Final Provisions


                                 I. Introduction

1.1.     Purpose
----------------

The purpose of this Directive is the definition of rules applicable to the remuneration of employees of EuroTel Bratislava (hereinafter referred to as the "Company") pursuant to Act No. 1/1992 of Coll. on Wages, Remuneration for On-call Work and on Average Earnings as amended.


1.2.     Scope
--------------

1.2.1. The Directive on the Remuneration of Employees of the Company (hereinafter referred to as the "Directive") applies to all employees who are employed by the Company.

1.2.2. The remuneration terms of the Company's Directors (Management) are specified in individual manager's contracts. Modifications of the remuneration of the Company's Directors are recommended by the Director of the Administration Department and approved by the General Director of the Company.


1.3.     Remuneration Scheme
----------------------------

----------------------------------------------------------------------- ---------------------------------
                            Monetary form
----------------------------------------------------------------------- Non-monetary form
Basic                                Incentive
------------------------------------ ---------------------------------- ---------------------------------
>>  base salary                      >>  bonus                          >>  fringe benefits
>>  salary for overtime work             - monthly                      >>  contributions
>>  salary for work at night             - quarterly                    >>  other
>>  salary benefit for
    working on Saturday and Sunday   >>  semi-annual merits bonus
>>  salary and salary                >>  annual bonus
    compensation for work during     >>  special bonus
    public holidays                  >>  premium for on-call work
>>  salary for performance of
    other work
------------------------------------ ---------------------------------- ---------------------------------

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

EuroTel
================================================================================
Guideline No.:  S 002
Version:        3.0
Issued:         31 March 1998
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.



                       II. Monetary Forms of Remuneration

Basic Monetary Form


2.1.     Base salary
--------------------

2.1.1 Based on the agreed type of work, the Company shall identify the position and wage category for a given employee in accordance with the job catalogue (Appendix 2). Individual positions fall into specific wage categories. Individual base salaries of individual employees are derived from respective wage categories. There is a salary range defined for each wage category (Appendix 3).


2.1.2. Individual base salaries awarded to individual employees shall be determined in accordance with the type of work performed by the given employee and his/her scope of responsibility, work complexity, necessary expertise and training, organizational and management demands and special requirements the employee is expected to meet.


2.1.3. During the probation period, a newly employed person shall be paid 80% of the agreed base salary (rounded up to hundreds of SKK) by the Company. Prior to expiration of the probation period, the direct superior shall assess the performance of the employee on probation and propose an adjustment of the base salary.


2.1.4.   Change of Base Salary


A change of the base salary may be proposed:

     1. with effective date April 1st of the current year on the basis of the annual assessment of performance defined in the Performance Management System
     2. in case of a substantial change in the scope of responsibilities of an employee resulting from a change in the position and wage category of the employee
     3. based on a decision of the Company's management responding to a material change in the wage levels for individual professions in the labour market

A proposed base salary adjustment cannot apply to an employee in the course of his/her term of notice, or, an employee who files a notice of termination within 30 days from his/her base salary adjustment.

2.1.5. Wage and position specification for a newly recruited employee, or, any change in the current wage and position specification of an employee (pursuant to clause 2.1.4 herein above) shall be submitted by the superior manager of the given employee in form of a request (Appendix 4), including a job description (Appendix 1), to the respective Division Director for approval. The Division Director forwards the request approved by him/her to the Director of the Administration Department and to the General Director.

The request must be discussed and approved no later than one week prior to the effective date of the contract of employment or of the Addendum to the contract of employment.

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EuroTel
================================================================================
Guideline No.:  S 002
Version:        3.0
Issued:         31 March 1998
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.


2.2      Salary for overtime work
---------------------------------

2.2.1 The salary for overtime work and the salary benefit amounting to 25% of the average earnings shall be paid to an employee for hours of overtime work. Overtime work is work performed in excess of the defined weekly working time and in excess of scheduled working shifts -

     1. in shops and sales-related activities, activations, technical support and telephone contact
     2.   in 24-hour operations
     3.   in other cases only upon the instruction of a Division Director

An employee is not entitled to a salary benefit for overtime work if the Company agreed with the employee on a leave of absence as compensation for overtime work.

2.2.2. The agreed salaries of managing officers at all levels of management and employees in wage categories A, B, C accommodate any overtime work of the officer/employee and therefore such employees are not entitled to a salary for overtime work.


2.3.     Salary for work at night
---------------------------------

An employee in round-the-clock operations that works in a night shift for at least 3 hours, is entitled to a fixed salary benefit of SKK 70 for each such shift.


2.4.     Salary benefit for working on Saturday and Sunday
----------------------------------------------------------

Employees in shops or involved in sales-related activities, activations, technical support who work on a Saturday and Sunday are entitled to a salary benefit for work during the said days in the amount of 25% of average earnings.


2.5.     Salary and salary compensation for work during public holidays
-----------------------------------------------------------------------

2.5.1. For work during public holidays, an employee is entitled to his/her base salary plus salary benefit in the amount of 50% of average earnings, unless the Company agreed with the employee on a a leave of absence as compensation for the work during public holidays.

o    a salary and salary benefit cannot be claimed by:

     - an employee working in round-the-clock operations whose free day falls on a public holiday,

2.5.2 An employee not working on his/her usual working day because of a public holiday falling on the given day is entitled to a salary compensation in the amount of his/her average earnings.


2.6.     Salary for performance of other work
---------------------------------------------

In cases when an employee is charged to stand in and hold an additional position temporarily, but for at least one month, the employee may be awarded a supplement

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EuroTel
================================================================================
Guideline No.:  S 002
Version:        3.0
Issued:         31 March 1998
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.


to the monthly base salary for the period of holding an additional position that may be up to a maximum of SKK 10,000. The decision on charging the employee to stand in is issued by the Administration Department Director based on an approved proposal (Appendix 7).


Incentive monetary form


2.7      Bonuses
----------------


2.7.1. The Company pays monthly, quarterly, or, combined bonuses to employees in sales, customer service and collections. The payment of such bonuses to any other employees is subject to a decision of the Company's Management.

2.7.2. An employee shall be awarded a bonus upon fulfillment of the pre-defined bonus indicators and personal appraisal criteria that are specified for individual positions in respective bonus sheets.

2.7.3. Bonus sheets for individual positions shall be defined by respective Division Directors and shall specify:

[X]      bonus scheme              [X]      bonus size as a percentage
[X]      assessment period         [X]      weight structure of the bonus
[X]      bonus indicators          [X]      personal appraisal criteria


2.7.4. The bonus indicators may be tied to collective and individual tasks. If the employee involved in a collective bonus is absent from work for a full calendar month, he/she is not entitled to the bonus. If his/her absence is longer than 5 working days or working shifts in a row, the bonus shall be proportionally reduced by the number of such days. Part of this bonus may be redistributed among the other employees who where assigned the concerned employee's tasks.


2.7.5. The evaluation of the bonus indicators' fulfillment is performed by the direct superior based on the attained results in the period subject to evaluation. The bonus amount is recommended by the direct superior and approved by the next senior officer in the given organizational unit.


2.8.   Merits Bonus
-------------------

2.8.1. Employees that passed probation may be paid a merits bonus by the Company. This incentive component of remuneration represents an instrument for motivating and rewarding exceptional performance of employees that receive no other bonuses.

2.8.2. The money pool for merits bonuses available to a manager will amount to 13% of the total base salaries of the employees of the respective organizational unit for the last 6 months and per assessed period. Retained funds in the money pool shall be carried over into the next period.

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EuroTel
================================================================================
Guideline No.:  S 002
Version:        3.0
Issued:         31 March 1998
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.


2.8.3. The merits bonus amount of each employee is recommended by the employee's direct superior in writing based on performance appraisal and the fulfillment of defined targets. The recommended amount will be supported with reasoning by this direct superior using the form specified under the Performance Management System and approved by a senior officer the direct superior reports to.

The merits bonus amount depends on:

              60% ............................... meeting targets
              40% ............................... performance appraisal

2.8.4. Merits bonuses are paid in accordance with the calendar Performance Management System, i.e. twice for the assessed period:

|X|   assessment in the middle of the period      in the salary package for the month of October
|X|   assessment at the end of the period         in the salary package for the month of April


2.9.     Premium for on-call work
---------------------------------

2.9.1 For an ordered on-call status in excess of the obligatory working hours, the employee is entitled to a premium depending on the place of on-call work performance and the nature of the respective daily work schedule in the following amounts:

---------------------- ---------------------------------------- -----------------------------------------
   Period ordered          During other than working days                 During working days
---------------------- ---------------------------------------- -----------------------------------------
    For each hour                      SKK 25                                    SKK 15
---------------------- ---------------------------------------- -----------------------------------------


2.9.2. If the employee interrupts an ordered on-call status by effective performance of work, such work is deemed overtime work.


2.10.    Special premium
------------------------

A special premium for the fulfillment of extraordinary tasks may be awarded to an employee by the respective Division Director or by the Head of the Administration Department in the amount of up to SKK 10,000. Proposal on awarding any special premium exceeding the above limit is subject to the General Director's approval.


2.11.   Annual Bonus
--------------------

2.11.1. An employee may be paid an annual bonus by the Company based on a decision of the Board of Directors of the Company after the financial statements of EuroTel Bratislava, a.s. for the respective year have been audited.


2.11.2.  Criteria underlying the payment of an annual bonus:

o meeting EBITDA, i.e. revenues minus operating expenses and cost of sales, as specified in the annual plan

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EuroTel
================================================================================
Guideline No.:  S 002
Version:        3.0
Issued:         31 March 1998
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.


o    being employed in the Company as of January 31st of the respective year


2.11.3.  The annual bonus has been set in the amount of

o    15% of the payroll base for employees in wage categories A, B
o    10% of the payroll base for other employees.

and is dependent upon the degree of meeting the Company's planned EBITDA, as specified in the following table:

------------------------------------------------------------ --------------------------------------------
              Actual to planned EBITDA ratio                         Adjustment of the level of
                            in %                                        the annual bonus in %
------------------------------------------------------------ --------------------------------------------
                      Less than 80.00                                            0.00
------------------------------------------------------------ --------------------------------------------
                      80.00 and above                                           60.00
------------------------------------------------------------ --------------------------------------------
                      90.00 and above                                           80.00
------------------------------------------------------------ --------------------------------------------
                     100.00 and above                                          100.00
------------------------------------------------------------ --------------------------------------------
                     110.00 and above                                          120.00
------------------------------------------------------------ --------------------------------------------


2.11.4. The payroll base is comprised of the sum of the following annual amounts

o    base salaries paid,
o    semi-annual merits bonuses paid,
o    compensations for personal holidays and public holidays,
o compensations paid in case of leave of absence provided in accordance with the provisions of the Labour Code.

The payroll base of an employee is net of the financial amounts paid during probation.

2.11.5. In case of a change in the wage category of an employee and in the percentage of the annual bonus, the ultimate level is equal to the sum of its calculated proportionate parts.

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EuroTel
================================================================================
Guideline No.:  S 002
Version:        3.0
Issued:         31 March 1998
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.


                    III. Non-Financial Forms of Remuneration

3.1.     Fringe benefits
------------------------

Employees are awarded fringe benefits on the basis of internal directives. Equivalents of fringe benefit can be appraised according to their type, extent and frequency.


3.1.1    Motor vehicles

Managers and selected employees of the Company may be provided with a passenger motor vehicle for business and private use based on an agreement. One per cent (1%) of the acquisition cost of the motor vehicle constitutes an item added to the income tax base of respective employees. The costs of fuel consumed during private use of the motor vehicle shall be paid by the employee, other costs related to the operation and maintenance of the vehicle shall be borne by the Company.


3.1.2. Mobile Telephones

Every employee that passed probation is entitled to use a mobile telephone for business purposes.


3.1.3.  Healthcare

After working one year in the Company, the employee can undergo once a year a comprehensive medical check in a specialized medical center at the price of SKK 3,350.


3.1.4. Accident Insurance

Those employees that work in hights are insured by the Company under a group accident insurance policy. Insurance applies only after passing probation. In case of a job change of an insured employee, this insurance cover ceases to apply to him/her.



3.2.     Contributions
----------------------

The Company provides the employees with contributions within the scope of the Company's Social Scheme./1/

/1/ Social Scheme available on Lotus Notes Bulletin Boards


3.3.     Other
--------------

3.3.1. All motor vehicles of the Company are covered by the so-called Million Insurance applying to all persons present in the vehicle.


3.3.2. When putting out of service unnecessary and depreciated assets, the Company enables their purchase by the employees for a price determined by the liquidation commission.

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EuroTel
================================================================================
Guideline No.:  S 002
Version:        3.0
Issued:         31 March 1998
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.


3.3.3. The Company, upon request of the employees, provides professional advice and consulting in the areas of law, income taxation, social matters as well as the counseling of a psychologist.

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EuroTel
================================================================================
Guideline No.:  S 002
Version:        3.0
Issued:         31 March 1998
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.


                              IV. Final provisions

4.1.     Salary deductions
--------------------------

Salary deductions may only be carried out on the basis of the agreement on salary deductions. Otherwise the Company may withhold only the items specified in the provisions of Paragraph 121 of the Labour Code.


4.2      Payment of salary
--------------------------

4.2.1 The salary for the current month is payable in a single payment no later than on the 12th day of the following calendar month.


4.2.2 The basis for the salary calculation is the attendance record for the respective calendar month including documents on holiday leaves, documents on sickness or taking care of a family member and on leaves of absence approved by the organization, the work and payroll report for identified groups of employees (Appendices 5 and 6) as well as documents on bonuses, premiums, and others.


4.2.3 When paying salaries or other financial deliverables in favour of the employee, the Company is obliged to transfer, after withholding the relevant salary deductions pursuant to applicable legal regulations, the resulting amount to the employee's account in a Slovak bank specified by the employee.


4.2.4 The Company is obliged to issue a written document to the employee on his/her monthly payroll containing information on individual payroll components and on deductions applied. The Company shall present, upon request of an employee, the documents, on the basis of which the payroll was calculated, for his/her inspection.


4.3      Joint and transitory provisions
----------------------------------------

4.3.1. The year-to-year base salary growth percentage and the merits bonuses money pool percentage for the respective year shall be quantified by the General Director based on a recommendation of the Director of the Administration Department in compliance with the objectives of the wage policy of the Company.


4.3.2. The payroll funds can be used for the payment of other bonuses, contributions (for the members of the Board of Directors, members of the Supervisory Board, shareholder representatives for their work in the Company's bodies), severance pay in case of employment termination due to organizational changes and others, governed by applicable general legal provisions or by any internal decisions adopted in this regard.


4.3.3. The Company is obliged to allow the employees to inspect the respective internal guideline on remuneration and inform the employees about any changes in remuneration in advance.


4.3.4. Any claims raised before the effective date of this Directive shall be handled according to the hitherto applicable directives.

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EuroTel
================================================================================
Guideline No.:  S 002
Version:        3.0
Issued:         31 March 1998
Title:          Remuneration of Employees of EuroTel Bratislava, a.s.


4.3.5.   This Directive shall come into effect on July 1, 2000.




Drafted by:  Ing. Maria Solekova
             Janka Kovacicova


Submitted by: JUDr. Hana Zacharova, Head of the Administration Department



Approved by: Ing. Jozef Barta, General Director

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